SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                  Date of Report July 11, 1994

                (Date of earliest event reported)


                   ---------------------------


                       IDAHO POWER COMPANY
       (Exact name of registrant as specified in charter)



           Idaho                  1-3198         82-0130980
(State or other jurisdiction   (Commission     (I.R.S. Employer
     of incorporation)         File Number)    Identification No.)


                       1221 W Idaho Street

                     Boise, Idaho 83702-5627

      (Address of principal executive offices)   (Zip Code)

          Registrant's telephone number, (208) 383-2200




      _____________________________________________________
      Former name or address, if changed since last report.
                       Idaho Power Company

                            Form 8-K


Items 1 through 4 and Items 6 and 7 are inapplicable and have been omitted herefrom.

Item 5. Other Events

          (1) On June 30, 1994, the Company filed a general rate increase request with the Idaho Public Utilities Commission (IPUC) applicable to retail customers in Idaho. The application requests an increase in annual revenues for jurisdictional sales and service of approximately $37.05 million, or 9.09 percent. The test year filed was calendar year 1993, adjusted to reflect 1994 known and measurable items. The overall rate of return requested was 9.88 percent which incorporated a 12.50 percent rate of return on common equity. The Company's rate base and operating expenses were also adjusted to include a $132 million (9.7 percent) net increase in the Company's investment in facilities and equipment since 1984 needed to provide electricity to its Idaho customers. Such items include power plants, power lines, substations and buildings. Of this growth, $99.8 million is attributable to the Milner Power Plant ($47.5 million) and the Swan Falls Power Plant ($52.3 million).

               The Company's last general rate filing in Idaho was based on a 1984 adjusted test year. Changes to other costs and data attributed to Idaho reflected in this filing include a 17.8 percent increase in customers, along with an annual operating expense increase of $57 million or 19.4 percent. Annual sales have increased over two million megawatt-hours or 22 percent. Streamflow and meteorological history used for normalizing power supply costs includes more recent water years. Capital expenditures for system-wide conservation and demand side management programs exceed $20 million. This filing changes the base components included in the Power Cost Adjustment mechanism (PCA) and requests that the PCA be implemented at a 90 percent level - up from the current 60 percent threshold.

               In anticipation that the IPUC will suspend the request for a permanent rate increase the customary practice to allow for public hearing the Company has asked the IPUC to grant a portion of the increase on an interim basis. The interim request for an $11.5 million increase in annual revenues, or a 2.83 percent uniform rate increase effective August 1, would enable the Company to begin recovery of its investment in the expansion of the Swan Falls Power Plant and construction of the new Milner Power Plant.


               This interim request is a portion of the proposed permanent rate increase. Both increases the permanent and the interim request are subject to a decision by the IPUC. The Company is unable to predict the outcome of this proceeding.





SIGNATURES

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly author ized.

                              IDAHO POWER COMPANY



                 By: /s/             J LaMont Keen
                                     J LaMont Keen
                     Vice President and Chief Financial Officer

Dated:              July 8, 1994